UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Russell Investments Exchange Traded Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Union Street, 18th Floor

Seattle, Washington 98101

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, at $0.01 par value per share, of:
Russell Investments Multisector Bond ETF	NYSE Texas, Inc.	42-3433603

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-283326

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, at $0.01 par value per share, of the Russell Investments Multisector Bond ETF, a series of Russell Investments Exchange Traded Funds (the “Trust”) to be registered hereunder, is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-283326; 811-24027) effective August 16, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File No. 333-283326), as filed with the Securities and Exchange Commission on November  19, 2024.

2. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(3) to Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File No. 333-283326), as filed with the Securities and Exchange Commission on June  2, 2026.

3. The Trust’s Second Amended and Restated Bylaws are included as Exhibit (b)(1) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File No. 333-283326), as filed with the Securities and Exchange Commission on January 8, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 11th day of September, 2026.

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

By:	/s/Ross Erickson
Name:	Ross Erickson
Title:	Treasurer, Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)